                                                                   EXHIBIT 10.48


                           CRITICAL THERAPEUTICS, INC.
           AMENDMENT NO. 2 TO CONSULTING AGREEMENT, AMENDMENT NO. 1 TO
                     APPROVAL AGREEMENT AND MUTUAL RELEASE

         This Amendment No. 2 to Consulting Agreement, Amendment No. 1 to Approval Agreement, and Mutual Release dated January 29, 2007 (this "Amendment") to the Consulting Agreement dated January 31, 2001 between Critical Therapeutics, Inc., a Delaware corporation (the "Company"), and Kevin J. Tracey, M.D. (the "Consultant"), as amended on January 16, 2003 (the "Consulting Agreement") and to that certain Approval Agreement dated March 7, 2006 by and between the Company and the Consultant (the "Approval Agreement") is hereby entered into by the Company and the Consultant. Each of the Company and the Consultant are sometimes hereinafter referred to as a "Party" and collectively as the "Parties".

                                    RECITALS:

         A. The Company and the Consultant are parties to (i) the Consulting Agreement, (ii) the Approval Agreement, and (iii) that certain Confidentiality Agreement dated as of March 7, 2006 by and between the Company and the Consultant (the "Founder Confidentiality Agreement").

         B. The Consultant is a stockholder of Innovative Metabolics, Inc., a Delaware corporation ("IMI").

         C. The Company and IMI are parties to (i) that certain Confidentiality Agreement dated as of March 7, 2006 (the "Original Confidentiality Agreement"),
(ii) that certain Confidential Disclosure Agreement dated as of the date hereof (the "Final CDA") and (iii) that certain Exclusive License Agreement dated as of the date hereof (the "License Agreement").

         D. The Company and the Consultant desire to make certain amendments to the Consulting Agreement and the Approval Agreement, to grant certain releases and to coordinate certain matters relating to the Founder Confidentiality Agreement, the Original Confidentiality Agreement, the Final CDA and the License Agreement.

         E. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Consulting Agreement.

         NOW, THEREFORE, for valuable consideration, receipt of which is acknowledged, the Parties hereto agree as follows:

         1. Amendments to the Consulting Agreement.  Acting in accordance with
Section 8.5 of the Consulting Agreement, the Consulting Agreement is hereby amended as follows:


            a.   Section 1.3 shall be deleted in its entirety and a new Section
                 1.3 shall be inserted in lieu thereof, which shall read as follows:

                  "1.3 Commitment. The Consultant agrees to make himself available to render the Services from time to time as requested by the Company at such times and locations as may be mutually agreed, provided that the Consultant shall not be required to devote time equivalent to more than 48 hours per year to the performance of the Services."

            b. Section 2 shall be deleted in its entirety and a new Section 2 shall be inserted in lieu thereof, which shall read as follows:

                  "2. Term. Subject to Section 7, this Agreement will be for a term beginning as of January 31, 2001 and ending on January 1, 2008."

            c. Subsection 3.1 shall be deleted in its entirety and a new Subsection 3.1 shall be inserted in lieu thereof, which shall read as follows:

                  "3.1 Compensation. As full compensation for the Services, the Company shall pay the Consultant the following:

                  (a) for the first six years of the term of this Agreement (i) $75,000 during the first year of this Agreement, (ii) $137,250 during the second year of this Agreement, (iii) $139,567.50 during the third year of this Agreement, (iv) $141,954.53 during the fourth year of this Agreement, (v) $144,413.17 during the fifth year of this Agreement, and (vi) $146,945.57 during the sixth year of this Agreement, in each case payable bi-weekly in arrears.

                  (b) for the period February 1, 2007 through January 1, 2008 of the term of this Agreement, the sum of $500 per month, payable quarterly on the 15th calendar day after the end of such quarter."

For the purposes of the Consulting Agreement, notwithstanding any other provision or agreement, the Consultant and the Company hereby expressly agree that

     (i) the term "Field" as used in the Consulting Agreement shall not include the "Field" as defined in the License Agreement, as amended and restated at any time hereafter; provided, however, if the License Agreement is terminated by either party for any reason, then as of the effective date of such termination the term "Field" as used in the Consulting Agreement shall thereafter include "Field" as defined in the License Agreement, as amended and restated at any time hereafter;

     (ii) payments due to the Consultant pursuant to Section 3.3 of the Consulting Agreement shall neither include nor reflect any payments of any nature received by the Company from IMI, IMI's Sublicensed Affiliates or Sublicensed Third Parties (each as defined in the License Agreement) under the terms of the License Agreement, including, without limitation, any royalties, upfront payments, license fees, or milestone payments in connection with any sales or licensing of Products by the Company to IMI, IMI's

            Sublicensed Affiliates or Sublicensed Third Parties or any royalties paid by IMI, IMI's Sublicensed Affiliates or Sublicensed Third Parties to the Company in respect of Products (collectively, the "Excluded Royalties");

     (iii) the term "royalty payments" as used in Sections 3.3(a)(ii) and 3.3(b)(ii) of the Consulting Agreement shall include only royalties and sublicensing royalties based upon sales of Products received by the Company or its Affiliates from a party other than IMI, IMI's Sublicensed Affiliates or Sublicensed Third Parties;

     (iv) the term "royalty payments" as used in Sections 3.3(a)(ii) and 3.3(b)(ii) of the Consulting Agreement specifically shall not include (1) any milestone payments, (2) any upfront fees, (3) any license or sublicense fees, or (4) other payments that are not related to royalties on sales that are received by the Company and the Company's Affiliates in connection with the Products; and

     (v) the Company's obligations to pay the Consultant royalties pursuant to Section 3.3 of the Consulting Agreement shall survive termination of the Consulting Agreement for so long as the Company is obligated to make payments to the Institution related to the development and/or commercialization of Products.

In all other respects, the Consulting Agreement is hereby ratified and confirmed and remains in full force and effect.

     2. Release by Consultant. Subject to Section 5, in consideration of mutual promises contained in this Amendment, the Consultant voluntarily and of his own free will:


            a. acknowledges and agrees that (i) the Company has paid all amounts owed to the Consultant under the Consulting Agreement as of the date hereof and (ii) the Company is not and will not be obligated to make any further payments to the Consultant under the Consulting Agreement, except as specifically set forth in new Subsection 3.1(b) of the Consulting Agreement as set forth in Section 1.c of this Amendment and in Section 3.3 of the Consulting Agreement, as clarified by this Amendment; provided, however, that the Consultant acknowledges and agrees that Section 3.3 of the Consulting Agreement shall not apply to, and no such royalty payments shall ever become due on, any Excluded Royalties.

            b. for the Consultant and anyone who may claim through the Consultant, including, but not limited to, the Consultant's personal representatives, heirs, and assigns, agrees to, and does hereby, irrevocably and unconditionally release and forever discharge the Company and its affiliated corporations of any nature, each of their agents, directors, officers, employees, representatives, attorneys, predecessors, successors, heirs, executors, administrators and assigns, and all persons acting by, through, under or in concert with any of them of and from any and all claims, assertion of claims, expenses, debts, demands, actions, causes of action, suits, liabilities, and/or expenses (including attorneys' fees) of any nature whatsoever, whether or not now known, suspected or claimed, which the Consultant ever had, now has or hereafter acquires, in each case arising from any events occurring before the date first written above (but not thereafter), both at law and in equity ("Claims"), including, but not limited to, Claims arising under or relating to (1) the Consulting Agreement and the relationship and activities of the parties thereunder prior to the date hereof, (2) The National Labor Relations Act, as amended; (3) Title VII of the Civil Rights Act of 1964, as amended; (4) Sections 1981 through 1988 of Title 42 of the United States Code, as amended; (5) the Immigration Reform Control Act, as amended; (6) the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1001, et seq., except for any claims for benefits vested, due and owing; (7) the Occupational Safety and Health Act, as amended;
                 (8) the Civil Rights Act of 1866, 29 U.S.C. Section 1981, et seq; (9) the Rehabilitation Act of 1973, 29 U.S.C. Section 701, et seq.; (10) the Americans With Disabilities Act of 1990, as amended; (11) the Civil Rights Act of 1991; (12) the Workers Adjustment and Retraining Notification Act, as amended; (13)
                 Section 806 of the Corporate Fraud Accountability Act of 2002, 18 U.S.C. Section 1514(A); (14) the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et. seq.; (15) the Massachusetts Law Against Discrimination, G.L. c. 151B; (16) the Massachusetts Wage and Hour Laws, G.L. c. 151; (17) the Massachusetts Privacy Statute, G.L. c. 214, Section 1B; (18) the Massachusetts Wage Payment Statute, G.L. c. 149, Section 148 et seq.; (19) the Massachusetts Sexual Harassment Statute, G.L. c. 214 Section 1C; (20) the Massachusetts Civil Rights Act, G.L. c. 12,
                 Section 11H; (22) the Massachusetts Equal Rights Act, G.L. c. 93, Section 102; (23) any other federal or state law, regulation, or ordinance; (24) any public policy, contract, tort, or common law; (25) all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options; (26) any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters; (27) the Excluded Royalties; and (28) any New York state law analogous to, or covering any subject matter similar to, the foregoing. The Consultant agrees that neither the foregoing release, nor the furnishing of consideration for the foregoing release, shall be deemed or construed at anytime for any purpose as an admission by the Company of any liability or unlawful conduct of any kind; and

            c. except as expressly modified by this Amendment, agree and reaffirm that (i) the Consulting Agreement and (ii) the Approval Agreement each remain in full force and effect in accordance with their terms for the full periods stated therein (the "Surviving Obligations").

     3. Release by the Company. In consideration of mutual promises contained in this Amendment, the Company voluntarily and of its own free will for itself and anyone who may claim through the Company or otherwise derivatively for the Company or on its behalf, agrees to, and does hereby, irrevocably and unconditionally release and forever discharge the

Consultant and his personal representatives, heirs and assigns from any and all Claims the Company ever had, now has or hereafter acquires, against the Consultant in each case arising from any events occurring before the date first written above (but not thereafter), including, but not limited to, Claims arising under or relating to (a) the Consulting Agreement and the relationship and activities of the parties thereunder prior to the date hereof and (b) the Founder Confidentiality Agreement; provided that IMI remains responsible to the Company pursuant to the Founder Confidentiality Agreement and the assignment thereof pursuant to Section 7.

     4. Effect of Release on Agreements between the Company and IMI. The Consultant and the Company expressly acknowledge and agree that (a) the Final CDA and the License Agreement shall be unaffected by the foregoing releases and remain in full force and effect, and (b) the releases set forth in this Amendment shall not apply to any rights or obligations arising out of any other agreement entered into between the Company and IMI on or after the date hereof.

     5. Retained Rights. The Consultant and the Company expressly acknowledge and agree that nothing contained herein shall be construed as (a) a release of any rights or obligations of either Party arising on or after the date hereof under the agreements set forth on Schedule A attached hereto, (b) a release of any Claims the Consultant may have under the agreements set forth on Schedule A regarding ownership interests in the Company or (c) an admission by either Party of any liability to the other or unlawful conduct.

     6. Amendment to the Approval Agreement. For the purposes of the Approval Agreement, the Consultant and the Company hereby agree that

          a. the phrase "physical and electrical simulation of the vagus nerve" in Section 2 of the Approval Agreement shall be replaced with "the Field, as defined in that certain Exclusive License Agreement, dated as of January 29, 2007, by and between CRTX and IMI";

          b. the Parties hereby agree that the conditions set forth in Sections 3(a)(1) and (2) of the Approval Agreement relating to the share ownership of IMI and negotiation and execution of a license agreement shall be fully satisfied for so long as the License Agreement is in effect; and

          c.     the phrase "the one year anniversary of the Effective Date" in
                 Section 3(a)(3) of the Approval Agreement shall be replaced with "June 30, 2007".

In all other respects, the Approval Agreement is hereby ratified and confirmed and remains in full force and effect.

     7. Relationship of the License Agreement to the Founder Confidentiality Agreement. As expressly contemplated by the terms of the Founder Confidentiality Agreement, the Founder Confidentiality Agreement is hereby assigned in full to IMI, with IMI assuming all rights and obligations of the Consultant thereunder, and the Company hereby acknowledges and consents to such assignment and releases the Consultant in full from any of his past or future obligations under the Founder Confidentiality Agreement.

     8. Relationship of the Final CDA to the Original Confidentiality Agreement and the Founder Confidentiality Agreement. As provided in paragraph 17 of the Final CDA, such agreement shall supersede each of the Original Confidentiality Agreement and the Founder Confidentiality Agreement, with the consequences specified therein.

     9. Effect of Amendments. Upon the effectiveness of this Amendment, each reference in each of the Consulting Agreement and Approval Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other documents entered into in connection with the Consulting Agreement, shall mean and be a reference to the Consulting Agreement or Approval Agreement, as applicable, as amended hereby.

     10. Securities Laws. The Consultant acknowledges and agrees that (i) the Company is a publicly-held company and (ii) the Consultant is aware that applicable securities laws prohibit any person who is aware of material, non-public information about a publicly-held company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     11. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of The Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

     12. Counterparts. This Amendment may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        [The remainder of this page has intentionally been left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                          CRITICAL THERAPEUTICS, INC.



                                          By:  /s/ Frank E. Thomas
                                               ---------------------------------
                                               Name: Frank E. Thomas
                                               Title: President and Chief
                                                      Executive Officer



                                          CONSULTANT:



                                          /s/ Kevin J. Tracey
                                          -------------------------------------
                                          Kevin J. Tracey, M.D.


The undersigned executes this Amendment for the sole purpose of agreeing to and being bound by the provisions of Sections 7 and 8 hereof.


                                          INNOVATIVE METABOLICS, INC.



                                          By: /s/ Kevin J. Tracey
                                              ---------------------------------
                                              Name: Kevin J. Tracey, M.D.
                                              Title: President

                                   Schedule A

1.   the Approval Agreement

2.   the Consulting Agreement

3.   the Founder Confidentiality Agreement

4. Restricted Stock Agreement, dated July 6, 2001, by and between Critical Therapeutics, Inc., a Delaware corporation, and Kevin J. Tracey

5. Restricted Stock Agreement, dated October 9, 2002, by and between Critical Therapeutics, Inc., a Delaware corporation, and Kevin Tracey

6. Nonstatutory Stock Option Agreement, dated December 19, 2003, by Critical Therapeutics, Inc., a Delaware corporation, to Kevin J. Tracey

7. Nonstatutory Stock Option Agreement for a Consultant, dated March 15, 2005, by Critical Therapeutics, Inc., a Delaware corporation, to Kevin Tracey